(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Mayflower Trust and ING Mutual Funds

We consent to the use of our reports dated December 20, 2012, incorporated herein by reference, for ING Diversified International Fund, ING Emerging Markets Equity Fund, ING Emerging Markets Equity Dividend Fund (formerly ING Greater China Fund), ING Global Bond Fund, ING Global Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Opportunities Fund, ING Global Real Estate Fund, ING International Core Fund, ING International Growth Fund, ING International Real Estate Fund, ING International Small Cap Fund, ING International Value Choice Fund, ING International Value Equity Fund (formerly ING Global Value Choice Fund), and ING Russia Fund, each a series of ING Mutual Funds, and for ING International Value Fund, a series of ING Mayflower Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts

February 27, 2013